Exhibit 10.1                                Assignment Agreement dated October 3, 2008 between Plymouth Enterprises and
        Canterbury Resources, Inc.

ASSIGNMENT OF CLAIM OF
KAIKOURA GOLD MINE
LOCATED AT KAIKOURA, NEW ZEALAND
THIS ASSIGNMENT made this 3rd day of October, 2008.

BETWEEN:
                PLYMOUTH ENTERPRISES

Hereinafter called “Party One”
AND:
                CANTERBURY RESOURCES INC.

Hereinafter called “Party Two”

WHEREAS Party One is the beneficially equitable and legal owner of a gold mine and claim situated in the South Pacific country of New Zealand in the township of Kaikoura, known as

Kaikoura Gold Mine.

AND WHEREAS Party Two is desirous of purchasing the above asset for the price of

$5,000.00 (US Currency)

AND WHEREAS Party One is desirous in selling the above asset for US$5,000.00

The Parties hereto, thereby AGREE as follows:

1.	That Party Two has this day paid the purchase price of the above asset (US$5,000.00)
to Party One and Party One hereby acknowledges receipt of same.

2.
Party One hereby transfers and assigns its completed right in the above asset to Party Two, who by virtue of this assignment hereby becomes the full beneficial and legal owner of all the interest of Party One in Kaikoura Gold Mine located in Kaikoura in the country of New Zealand.

Executed in 2008, in the month of October, on the 3rd day.

Party One                                                                                                    Party Two
PLYMOUTH ENTERPRISES                                                                                                           CANTERBURY RESOURCES INC.

                                                    BRUCE A. WETHERALL
Authorized Signing Officer                                                                                                    Authorized Signing Officer